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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                           SCHEDULE 14A INFORMATION
                                PROXY STATEMENT
      (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

                               ----------------

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]Preliminary Proxy Statement
[_]Definitive Proxy Statement
[X]Definitive Additional Materials
[_]Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           PETRIE STORES CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           PETRIE STORES CORPORATION
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).
[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

[X]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: (A) $297,706.25; (B) $283,206.25

  (2) Form, Schedule or Registration Statement No.: (A) Schedule 14A; (B)
      Form S-4

  (3) Filing Parties: (A) Petrie Stores Corporation; (B) Toys "R" Us, Inc.

  (4) Date Filed: (A) June 24, 1994; (B) November 3, 1994

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                           PETRIE STORES CORPORATION
                              70 ENTERPRISE AVENUE
                           SECAUCUS, NEW JERSEY 07094

                               ----------------

              NOTICE OF RECONVENED ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JANUARY 24, 1995

                               ----------------

  The reconvened 1994 Annual Meeting of Shareholders of Petrie Stores Corporation, a New York corporation ("Petrie"), will be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 33rd Floor, 919 Third Avenue, New York, New York, on Tuesday, January 24, 1995, at 9:00 a.m., local time, and any adjournment or postponement thereof (the "Reconvened Annual Meeting"), for the following purposes:

    1. To approve the exchange (the "Exchange") with Toys "R" Us, Inc. ("Toys 'R' Us") of all of the shares of Toys "R" Us common stock, par value $.10 per share ("Toys Common Stock"), held by Petrie (currently, approximately
  39.9 million shares) and cash (presently estimated to be approximately $175 million) for a number of shares of Toys Common Stock equal to (a) the number of shares of Toys Common Stock held by Petrie, less approximately
  3.3 million shares of Toys Common Stock, plus (b) such amount of cash divided by the average of the market value of a share of Toys Common Stock on the ten trading days next preceding the second trading day prior to the closing date of the Exchange, pursuant to an Acquisition Agreement, dated as of April 20, 1994, between Toys "R" Us and Petrie, as amended on May 10, 1994 (the "Toys Acquisition Agreement");

    2. To approve the establishment of a liquidating trust (the "Liquidating Trust") and the complete liquidation and dissolution of Petrie (the "Liquidation"); and

    3. To transact such other business as may properly come before the Reconvened Annual Meeting.

  Approval of the Exchange will constitute approval by Petrie shareholders in accordance with Section 909 of the New York Business Corporation Law (the "NYBCL") of the sale of all or substantially all of the assets of Petrie. Approval of the Liquidation will constitute approval by Petrie shareholders in accordance with Section 1001 of the NYBCL of the dissolution of Petrie, and adoption by Petrie of the Plan of Liquidation and Dissolution, attached as Annex C to the Proxy Statement/Prospectus, pursuant to which the Liquidating Trust will succeed to the remaining assets and liabilities of Petrie.

  UNLESS EACH OF THE EXCHANGE AND THE LIQUIDATION IS APPROVED BY PETRIE SHAREHOLDERS, THE AGGREGATE BENEFITS THEREFROM WILL NOT BE REALIZED. THEREFORE, PETRIE'S BOARD OF DIRECTORS RECOMMENDS THAT PETRIE SHAREHOLDERS VOTE IN FAVOR OF EACH SUCH PROPOSAL.

  The Board of Directors of Petrie has fixed the close of business on October 31, 1994, as the record date (the "Meeting Record Date") for the determination of the shareholders entitled to notice of and to vote at the Reconvened Annual Meeting. Accordingly, only holders of record of Petrie Common Stock at the close of business on the Meeting Record Date shall be entitled to vote at the Reconvened Annual Meeting, either by proxy or in person. Each share of Petrie Common Stock is entitled to one vote on each matter to be acted upon or which may properly come before the Reconvened Annual Meeting.

  Proxy cards previously solicited by Petrie in connection with the Annual Meeting will remain valid unless revoked. The completion and return of a yellow proxy card will constitute a revocation of any previously completed and returned proxy card only as to the proposals to be voted upon at the Reconvened Annual Meeting. Whether or not you plan to attend the Reconvened Annual Meeting, please complete, sign and date the enclosed yellow proxy card and mail it promptly using the enclosed pre-addressed, postage-paid, return envelope, if you have not previously voted or you wish to change your vote. If you attend the Reconvened Annual Meeting, you may vote in person if you wish, even if you have previously returned a white, blue or yellow proxy card. Your prompt attention is appreciated.

January 6, 1995

                           PETRIE STORES CORPORATION
                              70 ENTERPRISE AVENUE
                           SECAUCUS, NEW JERSEY 07094

                               ----------------

                       SUPPLEMENT TO THE PROXY STATEMENT

                             DATED NOVEMBER 3, 1994

                               ----------------

                               43,700,000 SHARES

                               TOYS "R" US, INC.

                                  COMMON STOCK

                          SUPPLEMENT TO THE PROSPECTUS

                             DATED NOVEMBER 3, 1994

                               ----------------

  The following information amends, supplements and, to the extent inconsistent, supersedes the corresponding information in the Proxy Statement/Prospectus dated November 3, 1994 (the "Proxy Statement/Prospectus"), as amended by the Supplement to the Proxy Statement/Prospectus, dated November 17, 1994 (the "First Supplement to the Proxy Statement/Prospectus"), previously sent to shareholders of Petrie Stores Corporation ("Petrie") in connection with its 1994 Annual Meeting of Shareholders. This Supplement is being furnished to Petrie shareholders in connection with the reconvened 1994 Annual Meeting of Shareholders to be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 33rd Floor, 919 Third Avenue, New York, New York, on January 24, 1995 at 9:00 a.m., local time, and any adjournment or postponement thereof (the "Reconvened Annual Meeting"). This Supplement should be read in conjunction with the Proxy Statement/Prospectus and the First Supplement to the Proxy Statement/Prospectus. Capitalized terms used but not defined in this Supplement shall have the meanings ascribed to them in the Proxy Statement/Prospectus or the First Supplement to the Proxy Statement/Prospectus. The approximate date on which this Supplement and the accompanying form of proxy card will first be sent to Petrie shareholders is January 6, 1995.

  The date of this Supplement is January 6, 1995.

PROXIES

  A yellow proxy card has been enclosed with this Supplement and contains two proposals which were on the white proxy card and blue proxy card previously sent to Petrie shareholders with the Proxy Statement/Prospectus and the First Supplement to the Proxy Statement/Prospectus, respectively, and which were not subject to a shareholder vote at the Annual Meeting prior to the adjournment thereof. On the yellow proxy card, Petrie shareholders are being asked to approve (i) the exchange (the "Exchange") with Toys "R" Us, Inc. ("Toys 'R' Us") of all of the shares of Toys "R" Us common stock, par value $.10 per share ("Toys Common Stock"), held by Petrie (currently, approximately 39.9 million shares), and cash (presently estimated to be approximately $175 million) for a number of shares of Toys Common Stock equal to (a) the number of shares of Toys Common Stock held by Petrie, less approximately 3.3 million shares of Toys Common Stock, plus (b) such amount of cash divided by the average of the market value of a share of Toys Common Stock on the ten trading days next preceding the second trading day prior to the closing date of the Exchange, and (ii) the establishment of a liquidating trust and the complete liquidation and dissolution of Petrie. Proxy cards previously solicited by Petrie in connection with the Annual Meeting will remain valid unless revoked. Any proxy given pursuant to this solicitation or any previous solicitation, with respect to the proposals to be voted on at the Reconvened Annual Meeting, may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Petrie at or before the taking of the vote at the Reconvened Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Petrie before the taking of the vote at the Reconvened Annual Meeting or (iii) attending the Reconvened Annual Meeting and voting in person (although attendance at the Reconvened Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Petrie Stores Corporation, 70 Enterprise Avenue, Secaucus, New Jersey 07094, Attention: Secretary, or hand-delivered to the Secretary of Petrie, at or before the taking of the vote at the Reconvened Annual Meeting.

TOYS' HOLIDAY SEASON RESULTS

  On January 3, 1995, Toys "R" Us announced that its sales for the holiday selling season (8 weeks ended December 24, 1994) increased 8.7% to $3.704 billion, compared to $3.406 billion for the same period a year ago. Toys "R" Us also announced that its year-to-date sales rose 10.6% to $8.249 billion from $7.458 billion in the same period last year. Also, comparable United States toy store sales rose 1% for such 8 week period and 3% for the period year-to-date.

CONVERTIBLE DEBENTURES

  As of the close of business on December 16, 1994, $123,156,000 principal amount of Petrie's outstanding 8% Convertible Subordinated Debentures due December 15, 2010 (the "Convertible Debentures") were converted into 5,565,985 shares of Petrie common stock, par value $1.00 per share ("Petrie Common Stock"). The remaining $1,844,000 principal amount of Convertible Debentures were redeemed at a redemption price of $1,008 per $1,000 principal amount of Convertible Debentures, together with accrued and unpaid interest thereon of $39.333 per $1,000 principal amount of Convertible Debentures, from June 15, 1994 to, but not including, December 12, 1994. As a result of the foregoing conversions, the number of shares of Petrie Common Stock outstanding has increased to 52,349,103 shares.

CONSUMMATION OF THE DISPOSITION OF PETRIE'S RETAIL OPERATIONS

  On December 9, 1994, Petrie consummated the disposition (the "Disposition") of all of its and its subsidiaries' retail store operations to PS Stores Acquisition Corp., a Delaware corporation formed by an investor group led by E.M. Warburg, Pincus & Co., Inc. The purchase price for the Disposition was $190 million in cash plus the assumption of certain liabilities of Petrie and its subsidiaries. Taking into effect the approximately $12.5 million in expenses incurred by Petrie in connection with the consummation of the Disposition, the net purchase price of the retail operations was approximately $177.5 million.

  Following the consummation of the Disposition, Jay Galin, Allan Laufgraben, Peter A. Left and Daniel G. Maresca resigned from Petrie's Board of Directors.

COMPARATIVE PER SHARE DATA

  The following chart sets forth the market value of the Toys Common Stock to be received by Petrie shareholders as liquidating distributions by Petrie for each share of Petrie Common Stock held, based on the assumptions that, as of the closing date of the Exchange (the "Closing Date"), (i) Petrie will have
52.349 million shares of Petrie Common Stock outstanding; (ii) Petrie will hold
36.527 million shares of Toys Common Stock after the consummation of the Exchange; (iii) Petrie will have reduced its contingent liabilities to $200 million (although Petrie has waived the condition in the Toys Acquisition Agreement relating to the reduction of its contingent liabilities to $200 million) and determined to retain $125 million in the Liquidating Trust (in the form of cash or Toys Common Stock); (iv) the net proceeds from the Disposition will have

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yielded approximately $177.5 million to Petrie; and (v) the average of the high and low reported consolidated trading sales prices on the NYSE of Toys Common Stock during the ten trading days next preceding the second trading day prior to the Closing Date are as set forth below. In addition, Petrie shareholders will receive their pro rata share of the Liquidating Trust. Based upon the assumptions set forth above, the Liquidating Trust will (i) have an aggregate of $125 million in assets and $200 million in contingent liabilities and (ii) initially be funded with Toys Common Stock having a value of approximately
$2.39 for each share of Petrie Common Stock. Depending upon the amount of Petrie's contingent liabilities which become actual liabilities, the interests of Petrie shareholders in the Liquidating Trust may be worth as much as approximately $2.39 for each share of Petrie Common Stock or have little or no value. Petrie will not distribute any fractional shares of Toys Common Stock to its shareholders and in lieu thereof will make a cash payment. THERE CAN BE NO ASSURANCES AS TO THE AMOUNT OF PETRIE'S CONTINGENT LIABILITIES, THE SIZE OF THE LIQUIDATING TRUST OR THE VALUES SET FORTH IN THIS PARAGRAPH OR THE MATRIX
BELOW, WHICH ARE PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY. ACTUAL VALUES MAY VARY SUBSTANTIALLY. SEE "COMPARATIVE PER SHARE DATA" IN THE PROXY STATEMENT/PROSPECTUS.

                                             MARKET VALUE OF TOYS COMMON STOCK
     MARKET VALUE PER SHARE OF                TO BE RECEIVED IN EXCHANGE FOR
       TOYS COMMON STOCK                     EACH SHARE OF PETRIE COMMON STOCK
     -------------------------               ---------------------------------
     $25.00.................................              $18.45
     $27.50.................................              $20.19
     $30.00.................................              $21.94
     $32.50.................................              $23.68
     $35.00.................................              $25.42

  On January 4, 1995, the most recent practicable date prior to the printing of this Supplement, the closing price per share on the NYSE Composite Tape of Petrie Common Stock was $22 and Toys Common Stock was $30.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Skadden, Arps, Slate, Meagher & Flom, a law firm ("Skadden, Arps"), is counsel to Petrie and the Estate of Milton Petrie, and has provided services to each. Effective upon the consummation of the Disposition, Alan C. Myers, a partner of Skadden, Arps, was elected Secretary of Petrie, and Keith E. Gottfried, an associate of Skadden, Arps, was elected Assistant Secretary of Petrie.

GENERAL

  As the Disposition has been consummated, if the Exchange and the Liquidation are not consummated, Petrie's shareholders would own shares in a company whose sole assets would be cash and Toys Common Stock. Petrie's Board of Directors has not yet considered how it would manage Petrie in such event. However, Petrie may be required to register as a closed-end investment company under the 1940 Act if it does not promptly invest a sufficient amount of its assets such that it is primarily engaged in businesses other than investing, reinvesting and trading in, or owning or holding, investment securities. Although it is not possible to quantify the per share value of Petrie Common Stock were Petrie to become an investment company, it is expected that such common stock, like the common stock of closed-end investment companies generally, could trade at a discount from the value of its underlying assets, which initially would consist primarily of Toys Common Stock. See "THE DISPOSITION--Investment Company Considerations" in the Proxy Statement/Prospectus.

  Requests for additional copies of this Supplement, the Proxy
Statement/Prospectus and the First Supplement to the Proxy Statement/Prospectus should be directed to Petrie's Transfer Agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, telephone: (718) 921-8200.

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                           Petrie Stores Corporation
                             70 Enterprise Avenue
                          Secaucus, New Jersey 07094

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         PROXY FOR THE RECONVENED 1994 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 24, 1995

    The undersigned shareholder of Petrie Stores Corporation ("Petrie") hereby appoints Joseph H. Flom, Alan C. Greenberg and Raymond S. Troubh and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote all the shares of common stock of Petrie held of record by the undersigned on October 31, 1994 at the reconvened 1994 Annual Meeting of Shareholders to be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 33rd Floor, 919 Third Avenue, New York, New York, on Tuesday, January 24, 1995, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Reconvened Annual Meeting"), with all the powers the undersigned would possess if personally present, upon all matters set forth in the Proxy Statement/Prospectus, dated November 3, 1994, and the Supplements thereto, dated November 17, 1994 and January 6, 1995.
Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matter that may properly come before the Reconvened Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1 AND FOR ITEM 2 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE RECONVENED ANNUAL MEETING OF SHAREHOLDERS.

                        (TO BE SIGNED ON REVERSE SIDE)

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[X] Please mark your
    votes as in this
    example.

       1. Approval of the exchange (the "Exchange") with Toys "R" Us, Inc. ("Toys 'R' Us") of all of the shares of Toys "R" Us common stock, par value $.10 per share ("Toys Common Stock"), held by Petrie (currently, approximately 39.9 million shares) and cash (presently estimated to be $175 million) for a number of shares of Toys Common Stock equal to (a) the number of shares of Toys Common Stock held by Petrie, less approximately 3.3 million shares of Toys Common Stock, plus (b) such amount of cash divided by the average of the market value of a share of Toys Common Stock on the ten trading days next preceding the second trading day prior to the closing date of the Exchange.

       2. Approval of the establishment, of a liquidating must and the complete liquidation and dissolution of Petrie.

                        FOR       AGAINST       ABSTAIN

                        [ ]         [ ]           [ ]

                        [ ]         [ ]           [ ]


       PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.




   ______________________________________________________  DATE ____________
                       Signature

   ______________________________________________________  DATE ____________
                Signature if held jointly

IMPORTANT: Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

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